***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

And 240.24b-2

Exhibit 10.45

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (this “Agreement”) is entered into and effective this 2nd day  of March, 2005 (the “Effective Date”) by and between Baxter Pharmaceutical Solutions LLC (“BAXTER”), a Delaware limited liability company having a place of business at 927 South Curry Pike, Bloomington, Indiana 47403, and Amylin Pharmaceuticals (“AMYLIN”), a Delaware corporation having a principal place of business at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

RECITALS

1.                                       AMYLIN is engaged in the development of pharmaceutical products;

2.                                       BAXTER is engaged in the filling, labeling and packaging of pharmaceutical products;

3.                                       AMYLIN and BAXTER are parties to a Drug Product Development and Supply Agreement dated November 7, 2003, related to the Product (as defined below); and

4.                                       AMYLIN and BAXTER desire to have BAXTER fill, package, inspect, label, and test Product for distribution and sale by AMYLIN.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

Article 1.  DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

1.1                                 “Affiliate” of a party hereto shall mean any entity that controls or is controlled by such party, or is under common control with such party.  For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of another entity (or other comparable ownership interest for an entity other than a corporation).

1.2                                 “AMYLIN Trademarks” shall mean the proprietary mark(s) for Product owned by AMYLIN.

1.3                                 “Annual Forecast” shall be defined in Section 4.1.

1.4           “Annual Obligation” shall be defined in Section 4.3.

1.5                                 “Batch” shall mean a specific quantity of a Product or placebo comprising a number of Units mutually agreed upon between AMYLIN and BAXTER, and that (a) is intended to have uniform character and quality within specified limits, and (b) is Produced according to a single manufacturing order during the same cycle of Production.

1.6                                 “BAXTER Approval” shall mean authorizations by the appropriate Regulatory Authority necessary for BAXTER to Produce Product for commercial sale in a jurisdiction.

1.7                                 “Components” shall mean all Components used by BAXTER in the Production of Product under this Agreement.  Components are listed in Exhibit D, such Components identified as Components supplied by AMYLIN (“AMYLIN Supplied Components”) and Components supplied by BAXTER (“BAXTER Supplied Components”).

1.8                                 “Component Specifications” shall mean the specifications and testing to be performed for the Components, as set forth in Exhibit D.

1.9                                 “Confidential Information” shall mean all information and data provided by one party to the other party except any portion of such information and data which:

(i)                                     is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party;

(ii)                                  is disclosed to the recipient, as demonstrated by competent evidence, by a third person who has the right to make such disclosure;

(iii)                               is or becomes part of the public domain through no fault of the recipient; or

(iv)                              the recipient can reasonably establish is independently developed by recipient without use of the information disclosed by the disclosing party.

1.10                           “Contaminant” shall mean any substance contained in Product that (a) causes Product to fail to meet Product Requirements, (b) causes Product to be adulterated within the meaning of the FD&C Act, or (c) is present in Product at a level that exceeds the level allowed under cGMP.

1.11                           “Current Good Manufacturing Practices” or “cGMP” shall mean (a) the good manufacturing practices required by the FDA and set forth in the FD&C Act or FDA Regulations (including without limitation 21 CFR 210 and 211), the principles and guidelines specified in Chapter II of European Commission Directive 91/356/Eed, including the rules governing medicinal products (in the European Union Volume 4), policies or guidelines, in effect at any time during the term of this Agreement, for the Production and testing of pharmaceutical materials as applied solely to Products, and (b) the corresponding requirements of each applicable Regulatory Authority.

1.12                           “Delivery Date” shall mean the date that Product is delivered to a common carrier designated by AMYLIN.

1.13                           “Effective Date” shall mean the date of this Agreement as set forth above.

1.14                           “FDA” shall mean (a) the United States Food and Drug Administration or any successor entity thereto and (b) the corresponding agency of each applicable Regulatory Authority.

1.15                           “FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time, or such similar statute in jurisdictions other than the United States.

1.16                           “Long Range Forecast” shall be defined in Section 4.1.

1.17                           “Master Batch Record” shall mean, with respect to each Presentation of Product to be Produced hereunder, a formal set of instructions and criteria for the Production of each Presentation of such Product.

1.18                           “NDA” shall mean the FDA-required New Drug Application, and any amendments or supplements thereto, or other applicable similar submissions to a Regulatory Authority.

1.19                           “OMJ Vials” shall mean the vials of Pramlintide Drug Substance in finished dosage form in a vial container closure system produced by OMJ Pharmaceuticals, Inc. and delivered to BAXTER for packaging.

1.20                           “Pramlintide Drug Substance” shall mean a dry powder preparation containing pramlintide peptide as provided by AMYLIN for further manufacture or Production into Product by BAXTER.

1.21                           “Presentation” shall have the meaning set forth on Exhibit A.

1.22                           “Produce” or “Production” shall mean the formulation, filling, packaging, inspecting, labeling, and testing of Product by BAXTER.

1.23                           “Product” shall mean placebo or Pramlintide Drug Substance in finished dosage form filled into a vial container closure system as specified in Exhibit A and packaged as specified in the applicable Project Plan and either Produced after the first Regulatory Approval therefore or Produced as part of the Process Validation Batches, provided regulatory approval is obtained which allow commercial sale of such

Process Validation Batches.  In addition, the OMJ Vials shall be deemed Product for purposes of this Agreement, except Article 4 and Exhibit F.

1.24                           “Process Validation Batches” shall mean vials produced for the purposes of validating the processing parameters for Production of Product produced pursuant to the Drug Product Development Agreement dated November 7, 2003.  The parties agree that the Product Produced in the Process Validation Batches may be sold commercially provided regulatory approval is obtained which allows commercial sale of such Process Validation Batches and that all the terms of this Agreement, except Article 7, shall apply to the Product Produced in the Process Validation Batches.

1.25                           “Product Specifications” shall mean with respect to each Product, the analytical specifications and testing to be performed for the Pramlintide Drug Substance and the Product, in connection with release and/or stability testing that are set forth in Product-specific standard operating procedures and the Master Batch Records.  The Product Specifications include only those tests/assays that BAXTER is required to conduct or cause to be conducted as specified in Exhibit C.  The Product Specifications may be modified from time to time only by written agreement of AMYLIN and BAXTER.

1.26                           “Product Requirements” shall mean the Product Specifications, Master Batch Record, and the Project Plan.

1.27                           “Project Plan” shall mean the manual containing the parameters for the Production of each Presentation of Product.  The Project Plan will be prepared by BAXTER and agreed to in writing by AMYLIN.  In no event shall BAXTER be required to schedule or commence the Production of the applicable Product unless and until a Project Plan for such Presentation of Product has been approved in writing by both parties.

1.28                           “Purchase Order” shall mean written orders from AMYLIN to BAXTER which shall specify (a) the quantity of Product ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.29                           “Purchase Price” shall mean the amount to be paid by AMYLIN for Product as set forth in Exhibit B and as may be amended from time to time by the parties pursuant to Section 5.3.

1.30                           “Regulatory Approval” shall mean all authorizations by the appropriate Regulatory Authority necessary for commercial sale of Product in a jurisdiction, including without limitation, approval of manufacturing, labeling, price, reimbursement and production.

1.31                           “Regulatory Authority” shall mean the FDA in the United States, or the applicable regulatory agency or entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of Product in any jurisdiction other than the United States, as specified in Exhibit E, as may be amended from time to time by mutual agreement of the parties.

1.32                           “Regulatory Plan” shall mean the manual containing the regulatory services and support for the development and maintenance of regulatory submissions and/or other filings, updates, or documentation required by a Regulatory Authority to be performed by BAXTER, if requested by AMYLIN.  The Regulatory Plan will be prepared by BAXTER and agreed to in writing by AMYLIN.  BAXTER shall have no obligation to conduct regulatory services for Product until the Regulatory Plan, if requested by AMYLIN, for such Product has been approved in writing by both parties.

1.33                           “Release” shall mean the delivery of the Released Executed Batch Record to AMYLIN by BAXTER.

1.34                           “Released Executed Batch Record” shall mean the completed batch record and associated documentation as described in the Quality Agreement.

1.35                           “Rolling Forecast” shall be defined in Section 4.1.

1.36                           “Unit” shall mean an individually packaged dose of Product or placebo, as specified in Exhibit B for vials.

Article 2,  Reserved

Article 3, PURCHASE AND SUPPLY OF PRODUCT

3.1                                 Agreement to Purchase and Supply.  Pursuant to the terms and conditions of this Agreement, AMYLIN shall purchase from BAXTER the Product, and BAXTER shall Produce and deliver to AMYLIN the Product in accordance with Article 4 of this Agreement.

3.2                                 Reproduction, Rework or Reprocessing.  If during the Production of any Batch of Product, any reprocessing, rework, or reproduction is required in order to meet the Product Specifications, BAXTER shall conduct such reprocessing, rework, or reproduction in compliance with the terms of the Quality Agreement, cGMPs, and the NDA.  Any reprocessing, rework or reproduction, and the related costs and expenses, must be approved in writing by AMYLIN prior to implementation, such approval not to be unreasonably withheld and/or delayed.  Re-packaging and re-inspection are not considered reproduction, rework or reprocessing.  Unless such reprocessing, rework, or reproduction is required as a result of the negligence or willful misconduct of BAXTER, AMYLIN shall be responsible for, and promptly reimburse BAXTER for, all costs and expenses incurred in connection with such reprocessing, rework, or reproduction.

3.3                                 Pramlintide Drug Substance and AMYLIN Supplied Components.  AMYLIN, at its expense, shall deliver or cause to be delivered, (a) a reasonably sufficient amount of Pramlintide Drug Substance and applicable certificate of analysis therefore and (b) all other AMYLIN Supplied Components, if any, all to be delivered to BAXTER at least four weeks (4) weeks in advance of the filling date set forth in Section 4.2.  Upon receipt of the AMYLIN Supplied Components, if any, and Pramlintide Drug Substance as set forth above, BAXTER’s sole obligation with respect to evaluation of the AMYLIN Supplied Components and Pramlintide Drug Substance shall be to confirm, in accordance with the terms of the Quality Agreement, that the Pramlintide Drug Substance and AMYLIN Supplied Components, if any, conform with the Product Specifications and Component Specifications, respectively. BAXTER shall have no responsibility for delays in Release or delivery of Product caused by delays in receipt of Pramlintide Drug Substance or AMYLIN Supplied Components. AMYLIN shall maintain at BAXTER the Pramlintide Drug Substance and AMYLIN Supplied Components in quantities sufficient to meet AMYLIN’s Purchase Orders for Product and Rolling Forecast submitted by AMYLIN to BAXTER pursuant to Article 4.  When AMYLIN is aware of an expected delay in delivery of Pramlintide Drug Substance or AMYLIN Supplied Components, AMYLIN shall promptly notify BAXTER of such delay.

3.4                               BAXTER Supplied Components and Component Delivery Delays:  BAXTER will purchase the BAXTER Supplied Components in quantities sufficient to meet AMYLIN’s Purchase Orders for Product and Rolling Forecasts submitted by AMYLIN to BAXTER pursuant to Article 4.  BAXTER shall control such materials and shall assist AMYLIN with evaluation and purchase of modified materials in the event that AMYLIN requests a change in Presentation.  BAXTER shall not initiate any changes to materials without written approval from AMYLIN.  When BAXTER is aware of an expected delay in meeting AMYLIN’s Purchase Order, BAXTER shall promptly notify AMYLIN of such delay.

3.5                               Material Safety Data Sheet.  AMYLIN shall provide BAXTER a Material Safety Data Sheet for Pramlintide Drug Substance and for Product.  BAXTER shall immediately notify AMYLIN of any unusual health or environmental occurrence relating to the Product, including, but not limited to any claim or complaint by any employee of BAXTER or any of its Affiliates or third party that the operations of BAXTER pursuant to this Agreement have resulted in any adverse health or safety effect on an employee or third party.  BAXTER agrees to advise AMYLIN immediately of any safety or toxicity problems of which it becomes aware regarding the Product.

3.6                               Importer of Record.  In the event any material or equipment to be supplied by AMYLIN, including without limitation AMYLIN Supplied Components and Pramlintide Drug Substance, is imported into the United States for delivery to BAXTER (“Imported Goods”), such Imported Goods shall be imported DDP Bloomington, IN (Incoterms 2000).  AMYLIN shall be the “Importer of Record” of such Imported Goods.  As the Importer of Record, AMYLIN shall be responsible for all aspects of the Imported Goods including, without limitation (a) customs and other regulatory clearance of Imported Goods, (b) payment of all tariffs, duties, customs, fees, expenses and charges payable in connection with the importation and delivery of the Imported Goods, and (c) keeping all records, documents, correspondence and tracking information required by applicable laws, rules and regulations arising out of or in connection with the importation or delivery of the Imported Goods.

3.7          Storage.

3.7.1           Product Storage.  BAXTER shall store Product free of charge for [***] ([***]) calendar days after AMYLIN’s acceptance of Product pursuant to Article 7 (the “Storage Period”).  Following the Storage Period, BAXTER may continue to store Product at BAXTER for an additional period of not more than [***] ([***]) months (the “Additional Storage Period”) or at a third party facility in accordance with the terms of Section 3.7.4.  AMYLIN shall reimburse BAXTER for all costs incurred in connection with such storage beyond the Storage Period pursuant to Exhibit B.  If AMYLIN fails to provide approval of a third party storage facility, pursuant to Section 3.7.4, within the Additional Storage Period, AMYLIN shall take possession of the Product at such time by providing BAXTER with shipping instructions.

3.7.2           Component Storage.  BAXTER shall be required to store such supply of Components necessary to fulfill [***] ([***]) months of the Rolling Forecast.

3.7.3           Pramlintide Drug Substance Storage.  BAXTER shall not be required to store quantities of Pramlintide Drug Substance in excess of the capacity of AMYLIN’s freezer(s) located at BAXTER.

3.7.4                                 Third Party Storage.  BAXTER shall be permitted to store Product and Components in third party storage facilities, which are subject to audit and prior written approval by AMYLIN pursuant to a mutually agreed upon Project Plan.  BAXTER shall have no liability for, and AMYLIN releases all claims against BAXTER arising out of any damage or loss to Product or Components arising out of, or in connection with, the storage in such third party facility, unless such claims are a result of the negligence or willful misconduct of BAXTER.  If AMYLIN does not take possession of Product prior to the expiration of the Additional Storage Period, BAXTER may store Product in a third party storage facility.  BAXTER will notify AMYLIN at least [***] ([***]) calendar days before moving Product to said third party storage facility and AMYLIN will notify BAXTER within [***] ([***]) calendar days after receipt of said notice if

* Confidential Treatment Request(ed)

AMYLIN does not want Product to be moved to the third party storage facility and provide BAXTER alternate shipping instructions.  If BAXTER fails to hear from AMYLIN within the [***] ([***]) day notice period, BAXTER may move Product to a third party storage facility in accordance with the terms herein.

3.8                                           Purchase of Materials.  BAXTER shall purchase, at BAXTER’s expense, all packaging materials listed in the Project Plan, primary container Components and secondary packaging materials required to Produce the Product; provided, however, AMYLIN shall approve in writing and in advance all specifications for AMYLIN-specific materials (i.e. non-stock items).  BAXTER shall control packaging materials listed in the Project Plan and shall assist AMYLIN with evaluation and purchase of modified materials in the event that AMYLIN requests a change in Presentation.  BAXTER shall not initiate any changes to materials without written approval from AMYLIN.

Article 4,  FORECASTS, ORDERS, and CAPACITY

4.1                                 Forecasts and Order Limits.

4.1.1                         Commencing on the date of this Agreement, and prior to October 1 of each year thereafter, AMYLIN will provide to BAXTER in writing an annual forecast, for each calendar year during the remainder of the Term, of AMYLIN’s estimated contract requirements for Product (the “Long Range Forecast”).  The annual forecast for the first full year of the Long Range Forecast shall be the “Annual Forecast”.  Commencing on the date of this Agreement and prior to each January 1, April 1, July 1 and October 1, of each year thereafter, AMYLIN will provide BAXTER in writing an [***] rolling forecast of AMYLIN’s estimated contract requirements for Product by Presentation (the “Rolling Forecast”).  BAXTER specifically agrees that such Long Range Forecasts and Rolling Forecasts submitted by AMYLIN will be for general planning purposes only, and shall not be binding on AMYLIN or BAXTER, except as specified in Section 4.1.2.

4.1.2                         Except as set forth in Section 4.1.3, during each calendar quarter, BAXTER shall supply AMYLIN with the quantity of Product ordered by AMYLIN, unless the quantity ordered in any calendar [***] exceeds [***] percent ([***]%) of the quantity purchased in the previous calendar [***], in which event BAXTER shall use good faith efforts to supply quantities in excess of such amount.  Notwithstanding the foregoing, in any given calendar quarter in no event will BAXTER be obligated to Produce, more than [***] ([***]) units more than it Produced in the previous calendar quarter.  For each Rolling Forecast submitted by AMYLIN, in no event shall AMYLIN purchase less than (a) [***] percent ([***]%) of the quantity forecasted for the [***] of such Rolling Forecast, (b) [***] percent ([***]%) of the quantity of Product forecasted by Presentation for the [***] of such Rolling Forecast, and (c) [***] percent ([***]%) of the quantity of Product forecasted by

* Confidential Treatment Request(ed)

Presentation for the [***] quarter of such Rolling Forecast (collectively, the “Minimum Quantity”).  In each succeeding calendar [***], in the event AMYLIN purchases in any given [***] less than the corresponding portion of the Minimum Quantity for said [***] within [***] ([***]) days after the end of such [***] AMYLIN shall pay to BAXTER the difference between the Purchase Price of Product actually purchased and the Purchase Price of the corresponding portion of the Minimum Quantity in said quarter, provided, however, AMYLIN shall not be required to make any such payments to the extent AMYLIN has submitted Purchase Orders for the  Minimum Quantity and BAXTER confirmed such Purchase Orders to be Firm Purchase Orders, but BAXTER was unable to deliver such quantities of Product due to the negligence of BAXTER.  In any given Rolling Forecast, (a) the quantity forecasted for the [***] of such Rolling Forecast shall not be less than (a) [***] percent ([***]%) of the [***] forecast in the immediately preceding Rolling Forecast and (b) [***] percent ([***]%) of the [***] forecast in the immediately preceding Rolling Forecast.

4.1.3                         Pursuant to Section 4.2, beginning on the Effective Date of this Agreement and continuing through the end of the first calendar year (the year of the Effective Date of this Agreement) BAXTER shall only be obligated to supply that quantity of Product ordered by AMYLIN, which is submitted to BAXTER via a Firm Purchase Order and BAXTER accepts via a confirmation.   For the avoidance of doubt, BAXTER’s obligations under Section 4.1.2 shall not apply during 2005.

4.2                             Purchase Orders.  AMYLIN shall submit Purchase Orders to BAXTER covering AMYLIN’s purchases of Product pursuant to this Agreement.  AMYLIN shall not, without the written consent of BAXTER, designate a delivery date in a Purchase Order earlier than [***] ([***]) calendar days from the date AMYLIN submits the Purchase Order.  Within ten (10) calendar days of BAXTER’s receipt of the Purchase Order, BAXTER shall provide a confirmation of receipt of each Purchase Order setting forth a Batch (or lot) number (if available), the delivery date that BAXTER will meet and setting forth BAXTER’s filling date for such order.  Upon AMYLIN’s receipt of such confirmation, such Purchase Order shall become a non-cancelable “Firm Purchase Order”, and AMYLIN shall be obligated to purchase from BAXTER all Product ordered in a Firm Purchase Order.  If BAXTER is unable to meet the specified delivery date BAXTER shall so notify AMYLIN and provide to AMYLIN an alternative delivery date which shall not be more than [***] ([***]) calendar days later than the initial delivery date designated by AMYLIN in its Purchase Order; provided that the alternative delivery date is no longer than [***] and [***] ([***]) calendar days from the issue of the AMYLIN Purchase Order.  To the extent of any conflict between Purchase Orders submitted by AMYLIN and this Agreement, this Agreement shall control.

4.3                               Annual Obligation.  AMYLIN shall be obligated to purchase from BAXTER a minimum number of Units of such Product in each calendar year following BAXTER

* Confidential Treatment Request(ed)

Approval during the Term of this Agreement as specified in Exhibit F (the “Annual Obligation”), which Annual Obligation shall be pro rated for any partial calendar year.  Within [***] ([***]) days after the end of each calendar year, AMLYIN shall pay to BAXTER the difference between the Purchase Price of the Product actually purchased pursuant to Sections 4.1 and 4.2 by AMYLIN and the Purchase Price of the Annual Obligation of the Product.  AMYLIN and BAXTER agree that if AMYLIN determines to market Product in a cartridge and disposable pen system in addition to a vial container closure system, then AMYLIN and BAXTER shall negotiate in good faith to modify this Agreement to include the Production of SYMLIN in the cartridge/pen system and to amend the Annual Obligations set forth on Exhibit F and include pricing for such cartridges/pens.  These good faith negotiations shall include as their objective the reduction of the number of vial Units and the addition of a number of cartridge Units in the Annual Obligations specified on Exhibit F with no overall reduction in the collective number of Units.

4.4                               Order Increases.  In any two (2) consecutive calendar quarters after the first calendar year and during the Term of this Agreement, in no event shall BAXTER be obligated to Produce more than the lesser of (a) [***] ([***]) Units more than it Produced in the preceding two (2) consecutive calendar quarters and (b) one [***] ([***]) Units of Product; provided, however, BAXTER will use good faith efforts to meet such increased demand.

Article 5,  PRICE

5.1                                Regulatory Services Price.  The price to be paid by AMYLIN for regulatory services shall be set forth in Exhibit C.

5.2                                Product Purchase Price.  The Purchase Price will be fixed for the Initial Term (as hereinafter defined) of this Agreement as specified in Exhibit B.  The Purchase Price for Product for each calendar year will be the price specified in Exhibit B corresponding to the annual volume which is the greater of (a) [***] percent ([***]%) of the Annual Forecast or (b) the Annual Obligation for such calendar year. AMYLIN shall pay the Purchase Price as determined above for all Product, including Units accepted by AMYLIN pursuant to Article 7, samples consumed by BAXTER for release testing, samples shipped for AMYLIN release and stability testing, and any retention samples; except as provided for in Article 7.  In the event AMYLIN requests a change in scope for Production of Product or Regulatory Authority associated with the Production, BAXTER may adjust the Purchase Price for Product or for a particular Presentation of Product as set forth in a revision to Exhibit B as mutually agreed to by the parties.

5.3                                 Purchase Price Adjustment.  Upon expiration of the Initial Term or any extension thereof, BAXTER may adjust the Purchase Price of Product to reflect changes in the cost of materials provided by BAXTER, labor costs paid by BAXTER in connection with the Production of such Product, improvements in the manufacturing process, and any other improvements.  Following the first year of Regulatory Approval,

* Confidential Treatment Request(ed)

AMYLIN and BAXTER agree to meet no less than [***] per calendar year to formally review continuous improvement activities and other improvements resulting from experience in operating the new process including potential adjustments in Component or packaging material pricing. AMYLIN and BAXTER shall work together to obtain process improvements and any net cost savings or increases achieved by the parties shall be [***], after taking into account any necessary [***] or [***] costs related to the process improvements and any current Component, packaging [***] and [***] cost adjustments.  [***] calendar quarters prior to expiration of the Initial Term or any extension thereof, BAXTER shall provide to AMYLIN notification of such Purchase Price adjustment.  If the parties cannot in good faith agree on the proposed Purchase Price adjustment, the dispute will be discussed between the senior management of both AMYLIN and BAXTER.  In no event may BAXTER increase the Purchase Price following the Initial Term by a percent which exceeds the lesser of (i) the percentage change in the [***] ([***]) for the previous [***] ([***]) months or (ii) [***] percent ([***]%) of the original Purchase Price.

5.4                                 Inventory Levels.  At the end of each calendar year, the parties will review the inventory levels of Components purchased by BAXTER pursuant to AMYLIN’s Rolling Forecast.  In the event AMYLIN fails to consume pursuant to AMYLIN’s Firm Purchase Orders [***] percent ([***]%) of the Components purchased by BAXTER, AMYLIN shall pay to BAXTER the costs of such Components purchased by BAXTER and not consumed by AMYLIN.  The amount of such payments will be deducted from the Purchase Price of Product purchased by AMYLIN after BAXTER’s receipt of such payments until such time as all such paid-up Components have been consumed.

5.5                               Yield Requirement.  Following the Production of (a) the [***] ([***]) process validation Batches of Product and (b) the initial [***] ([***]) post-process validation Batches of Product (the “Yield Batches”) the parties will determine the expected yield (“EY”) for Product, which  EY shall be equal to the [***] by Presentation resulting from the Yield Batches less[***].  If there is a manufacturing anomaly in one or more of the Yield Batches, the parties may agree to eliminate such Batch from the EY calculation or may require an additional Batch be included.  In the event Baxter fails to meet such EY on averagefor Batches Produced in the first quarter after which EY was determined, provided such Product was Produced in such quarter, BAXTER will deliver on average during any calendar quarter thereafter not less than such mutually agreed upon EY for Product for all Batches Released during such quarter, provided a minimum of [***] ([***]) such Batches have been Released including all Units Released by BAXTER, samples consumed by BAXTER for release testing, samples shipped for AMYLIN release and stability testing, and any retention samples.  If [***] ([***]) Batches of Product were not Released in such calendar quarter, the reconciliation process described herein will be performed when the [***] ([***]) such Batch, following the most recent reconciliation, is Released and invoiced by BAXTER.  In the event that BAXTER delivers, on average, an

* Confidential Treatment Request(ed)

                                                actual yield (“AY”) for Batches Released in any calendar quarter which is lower than EY set out above, at the end of such calendar quarter, Baxter will reimburse AMYLIN according to the following formula:

[***];

                                                provided, however, such amount shall not exceed [***] percent ([***]%) of the Purchase Price of Product purchased by AMYLIN in such calendar quarter, or applicable time period.  If the actual yield is low due to additional sampling, testing, technical transfer, stability, or AMYLIN requested samples for a given Batch, such Batch will not be included in the quarterly calculation and BAXTER will not reimburse AMYLIN for such deficit.  The foregoing represents the sole liability of BAXTER and the sole and exclusive remedy of AMYLIN for yield shortfall.

5.6                                 Loss of Pramlintide Drug Substance.  If any lot of Pramlintide Drug Substance is destroyed, damaged or lost while in BAXTER’s custody, control or storage unless such destruction, damage or loss was outside of the reasonable control of BAXTER, BAXTER shall reimburse AMYLIN for its actual out-of-pocket costs for the Pramlintide Drug Substance, provided such reimbursement shall not exceed [***] percent ([***]%) of the Purchase Price of a Batch of Product that would have been Produced from such Batch or lot of Pramlintide Drug Substance, and AMYLIN shall not be responsible for payment of the Purchase Price to BAXTER for any Batch that would have been produced for such Pramlintide Drug Substance.  The foregoing represents the sole liability of BAXTER and the sole and exclusive remedy of AMYLIN for the loss of a Batch or Pramlintide Drug Substance except as set forth in Article 7.

5.7                                 Effects of Certain Events.  In addition to the costs and expenses payable in Section 8.7, in the event of termination of this Agreement, except by AMYLIN as a result of a breach by BAXTER under Section 8.2 or by AMYLIN pursuant to Sections 8.3 or 8.5, AMYLIN shall pay BAXTER as liquidated damages and not as a penalty an amount equal to [***] percent ([***]%) of the greater of the Annual Obligation or the Rolling Forecast prorated for the next [***] ([***]) months.

Article 6,  SHIPMENT AND INVOICING

6.1                                 Delivery Terms.  Product shall be delivered to AMYLIN, or to a location designated by AMYLIN in the Purchase Order, EXW (Incoterms, 2000) BAXTER’s facility in Bloomington, Indiana freight collect, by a common carrier designated by AMYLIN in the Purchase Order, at AMYLIN’s expense; provided, however, BAXTER shall be responsible for the loading of the Product on departure and shall bear all costs of such loading. AMYLIN shall procure, at its cost, insurance covering damage or loss to the Product during shipping.

6.2                                 Exporter of Record.  AMYLIN shall be the exporter of record for any Product shipped out of the United States, as AMYLIN remains the owner of the Product.  AMYLIN warrants that all shipments of Product exported from the United States will

* Confidential Treatment Request(ed)

                                                be made in compliance with all applicable United States export laws and regulations and all applicable import laws and regulations into the country of importation.

                                          AMYLIN shall be responsible for obtaining and paying for any licenses or other governmental authorization(s) necessary for the exportation from the United States.  AMYLIN shall select and pay the freight forwarder who shall solely be AMYLIN’s or its agent.  AMYLIN and its freight forwarder shall be solely responsible for preparing and filing the Shipper’s Export Declaration and any other documentation required for the export.

6.3                                 Foreign Corrupt Practices Act.  AMYLIN acknowledges it is not the agent of BAXTER and represents and warrants that it has not, and covenants that it will not, pay anything of value to any government employee in connection with the resale of the Product.

6.4           Payment Terms.  The following invoicing and payment terms apply:

Status	Invoice Date	Payment Due

Commercial Production	BAXTER’s Release	Invoice Date + [***] days
of Batch Record

Regulatory Services	Monthly	Invoice Date + [***] days

Article 8	Upon notice	Invoice Date + [***] days
and Section 5.7 Payments

For the avoidance of doubt, the process validation Batches will be manufactured under the Drug Product Development Agreement dated November 7, 2003 and will be billed according to the terms contained therein.

Payments shall be made in U.S. dollars by check delivered to BAXTER by overnight delivery with a reputable overnight delivery service.  Each invoice shall be payable by AMYLIN in accordance with the terms noted above.  Any payment due under this Agreement not received within the times noted above shall bear interest at the lesser of (a) the maximum rate permitted by law, or (b) [***]% per month on the outstanding balance compounded [***].

6.5                                 Default in Payment Obligations.  In addition to all other remedies available to BAXTER in the event of a AMYLIN default, if AMYLIN fails to make payments as required hereunder within thirty calendar days of notice of such failure to make payments, BAXTER may refuse all further Purchase Orders or refuse to Produce any Product until AMYLIN’s account is paid in full, place the account on a letter of credit basis, require full or partial payment in advance and/or suspend deliveries of Product

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                                                until AMYLIN provides assurance of performance reasonably satisfactory to BAXTER.

Article 7,  ACCEPTANCE OF PRODUCT

7.1                                 Product Conformity.  Within [***] ([***]) days from the date of receipt by AMYLIN of samples of Product or [***] ([***]) calendar days from the date of receipt by AMYLIN of the Released Executed Batch Record to AMYLIN, whichever is later, AMYLIN shall determine whether such Batch conforms to the Product Requirements.

7.1.1                        If AMYLIN fails to notify BAXTER within the applicable time period as specified in Section 7.1, that any Batch does not conform to the Product Requirements, then AMYLIN shall be deemed to have accepted the Batch and waived its right to revoke acceptance.

7.1.2                        If AMYLIN believes any Batch does not conform to the Product Requirements, it shall notify BAXTER by telephone including a detailed explanation of the non-conformity and shall confirm such notice in writing via overnight delivery to BAXTER.  Upon receipt of such notice, BAXTER, in accordance with the terms of the Quality Agreement, will investigate such alleged non-conformity, and (i) if BAXTER agrees such Batch is non-conforming, deliver to AMYLIN a corrective action plan within [***] ([***]) calendar days after receipt of AMYLIN’s written notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than AMYLIN or BAXTER, or (ii) if BAXTER disagrees with AMYLIN’s determination that the Batch is non-conforming,  BAXTER shall so notify AMYLIN by telephone within the [***] ([***]) calendar day period and confirm such notice in writing by overnight delivery.

7.1.3                        If the parties dispute whether a Batch is conforming or non-conforming, the shipment of Product will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity, and the cause thereof if non-conforming, shall be binding upon the parties.

                                                7.2           Remedies for Non Conforming Product.

7.2.1                        In the event BAXTER agrees that a Batch is non-conforming or the laboratory determines that a Batch is non-conforming, BAXTER shall provide replacement Product for such non-conforming Batch which shall be Released by BAXTER within the latter of (a) [***] ([***]) calendar days from receipt of replacement Pramlintide Drug Substance from AMYLIN or (b) [***] ([***]) calendar days from the date of determination by the third party of non-conformity or agreement by BAXTER of such non-conformity.

* Confidential Treatment Request(ed)

7.2.2                        AMYLIN shall pay for all Product, including replacement Product and the cost of  Pramlintide Drug Substance therefore, except as specifically set forth in Section 7.2.3.

7.2.3                        In the event BAXTER agrees, or the laboratory or consultant determines, that a Batch is non-conforming, solely as a result of the negligence or willful misconduct of BAXTER, AMYLIN shall not be required to pay for such Batch, BAXTER shall provide replacement Product as specified in Section 7.2.1., shall reimburse AMYLIN for its actual cost of the Pramlintide Drug Substance for the non-conforming Batch, which cost shall not exceed [***] percent ([***]%) of the Purchase Price for Units comprising the non-conforming Batch of Product, and shall bear the costs of such laboratory or consultant and any storage fees incurred by AMYLIN for the non-conforming Batch.  The foregoing shall be AMYLIN’s sole and exclusive remedy and BAXTER’s sole liability for replacement of conforming Product.

7.3                                 Latent Defect:  If, within [***] ([***]) days after AMYLIN’s acceptance of a Batch, AMYLIN discovers a latent defect such as a Contaminant in such Batch that existed in the Batch on or before AMYLIN’s acceptance of the Batch, AMYLIN shall notify BAXTER immediately of such discovery, and AMYLIN shall have the right to reject such Batch under the procedures regarding rejection set forth in Section 7.1 and 7.2 above, provided however, if BAXTER disagrees with AMYLIN’s determination that a latent defect exists or that the latent defect existed in the Batch on or before AMYLIN’s acceptance of the Batch, then BAXTER shall so notify AMYLIN within [***] ([***]) days after receiving AMYLIN’s notification about the latent defect, and in such cases, samples of the Batch of Product will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity, and the cause thereof if non-conforming, shall be binding upon the parties.  AMYLIN shall bear the costs of such laboratory or consultant, unless the laboratory or consultant determines that the non-conformance is due to the negligence or willful misconduct of BAXTER in which event BAXTER shall bear the costs of such laboratory or consultant.

7.4                                 Non-conforming Pramlintide Drug Substance.  If Product is rejected by AMYLIN, and such Product’s failure to meet the Product Requirements is the result of non-conforming Pramlintide Drug Substance, then BAXTER shall not bear any liability under this Article 7.

Article 8,  TERM AND TERMINATION

8.1                                 Initial Term.  This Agreement shall be effective on the Effective Date and shall continue for sixty (60) months thereafter (the “Initial Term”), unless earlier terminated in accordance with the terms of this Agreement.  This Agreement will be renewed automatically for one (1) additional twenty-four (24) month period commencing at the expiration of the Initial Term and any extensions thereof unless

* Confidential Treatment Request(ed)

                                                either AMYLIN or BAXTER terminates the Agreement by giving the other party written notice of intent to terminate at least twenty-four (24) months prior to the expiration of the Initial Term or any extension thereof.  The Initial Term as may be extended is referred to herein as the “Term.”  Except as specifically set forth in this Article 8, neither party shall have a right to terminate this Agreement.

8.2                                 Termination for Breach.  Either party may terminate this Agreement upon the breach of any provision of this Agreement by the other party if such breach is not cured by the breaching party within fifteen (15) calendar days for monetary defaults, and thirty (30) calendar days for non-monetary defaults (or such additional time reasonably necessary to cure such non-monetary default provided the breaching party has commenced a cure within the thirty (30) day period and is diligently pursuing completion of such cure) after receipt by the breaching party of written notice of such default.  At the option of the non-breaching party, such termination may be with respect to the entire Agreement, or only with respect to the Product which is the subject of the breach.

8.3                                 Termination for Financial Matters.  This Agreement may be terminated immediately by either party by giving the other party written notice thereof in the event such other party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such party seeking (a) such party’s reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such party’s property, or (c) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstated, for a period of more than sixty (60) days.

8.4                                 Termination Related to AMYLIN Regulatory Status.  AMYLIN may immediately terminate this Agreement by giving written notice to BAXTER, including a certification as to the grounds for termination signed by the chief regulatory officer of AMYLIN and/or a copy of the relevant Regulatory Authority notice(s), if any Regulatory Authority (a) denies approval of Product, (b) withdraws approval of Product, or (c) does not approve BAXTER as a manufacturer of Product within eighteen (18) months after Regulatory Approval.

8.5                                 Termination Related to Regulatory Compliance.  AMYLIN may terminate this Agreement by giving ninety (90) days written notice to BAXTER if BAXTER (i) has its manufacturing authorizations for Product suspended or withheld; (ii) in the case of a PAI for Product, fails to pass an inspection by a Regulatory Authority due to an act or omission of BAXTER; or (iii) in the case of a regulatory inspection (which directly relates to or directly impacts Product) by a Regulatory Authority fails to pass an inspection and has not completed the corrective action(s) agreed upon with the Regulatory Authority within the time period agreed upon with such Regulatory Authority, unless otherwise agreed by BAXTER and AMYLIN.  BAXTER may terminate this Agreement by giving ninety (90) days written notice to AMYLIN if AMYLIN, with respect to Pramlintide Drug Substance (a) has its manufacturing authorizations suspended or withheld; (b) in the case of a PAI , fails to pass an inspection by a Regulatory Authority due to an act or omission of Amylin; or (c) in the case of a regulatory inspection (which directly relates to or directly impacts Pramlintide Drug Substance) by a Regulatory Authority fails to pass an inspection and has not completed the corrective action(s) agreed upon with the Regulatory Authority within the time period agreed upon with such Regulatory Authority, unless otherwise agreed by BAXTER and AMYLIN.

8.6                                 Additional Rights and Remedies.  Subject to Section 13.1, termination under this Article 8 shall be in addition to the other rights and remedies of the terminating party.  Unless otherwise provided herein, termination of this Agreement for any reason shall not relieve any party of any obligations accruing prior to such termination.

8.7                                 Non-cancelable Costs and Expenses.  In the event of the termination or cancellation of this Agreement, except by AMYLIN as a result of a breach by BAXTER under Section 8.2 or by AMLYIN pursuant to Section 8.3 or 8.5, AMYLIN shall (a) reimburse BAXTER for all actual out-of-pocket expenses incurred or accrued for all Components ordered prior to termination and not reasonably usable by BAXTER within six (6) months of termination not cancelable at no or reduced costs to BAXTER and (b) pay BAXTER for any work in process or finished goods pursuant to any outstanding Firm Purchase Orders.  In addition, in the event of termination or cancellation for any reason other than termination by AMYLIN pursuant to Sections 8.3 or 8.5, AMYLIN shall pay prices described in Article 5 for (i) all work-in-process commenced by BAXTER and (ii) all finished goods of BAXTER.  BAXTER shall ship such materials to AMYLIN pursuant to Section 6.1.  AMYLIN shall make payment for all expenses described in this Section 8.6 thirty (30) calendar days from the invoice date.

8.8                                 Survival.  Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason, except as set forth in Section 13.1, shall be without prejudice to the rights and remedies of either party with respect to any of the provisions of this Agreement.  The provisions of Sections 12, 13, 14, 15, 16, 17 and 18 hereof shall survive expiration or termination of this Agreement.

Article 9,  PRODUCTION OF PRODUCT

9.1                                 Production.  BAXTER shall Produce Product in accordance with cGMP and Product Specifications. Subject to compliance with reasonable rules and regulations of BAXTER, AMYLIN shall have the right to be present during Production for observational purposes only and according to BAXTER’s policies.  Production deviations and investigations which occur during Production of Product and which do not cause the Production to be non-compliant with either cGMP or Product Specifications shall not be deemed to cause such Product to be non-conforming.

                                                BAXTER will provide AMYLIN notice, in the event BAXTER is unable to supply Product.

9.2                                 Audits.  AMYLIN shall have the right to audit BAXTER’s facilities to determine compliance with (a) cGMP and (b) applicable federal, state, and local laws, regulations and rules.  Such audits shall be scheduled at mutually agreeable times upon reasonable advance written notice to BAXTER, and (a) shall be at AMYLIN’s expense, and (b) shall not occur more than one (1) time per calendar year, in either case unless related to BAXTER’s compliance status or AMYLIN’s  obligations as a license holder.  If AMYLIN requests additional audits which are not due the reasons stated above and BAXTER agrees to such audits, AMYLIN will incur fees as set forth on Exhibit B.  Such fees shall be paid promptly upon completion of such audits. AMYLIN may request an additional follow-up audit, at no charge to AMYLIN, if any audit determines that BAXTER is not in compliance with the above requirements for the primary purpose of confirming that appropriate corrective actions have been implemented. In connection with performing such audits, AMYLIN shall comply with all reasonable rules and regulations promulgated by BAXTER.  All information disclosed or reviewed in such inspections shall be deemed to be the property of BAXTER and BAXTER Confidential Information.  For purposes of clarity, a site visit, the primary purpose of which is for business or technical discussions, shall not be considered an audit under this Section 9.2.  AMYLIN shall have the right to conduct a physical inventory audit of its inventory at BAXTER’s facilities, at AMYLIN’s expense, once per year.  Such physical inventory audit does not count as AMYLIN’s annual audit as described in this Section.

9.3                                 Testing.  BAXTER shall test, or cause to be tested by third party testing facilities as directed by AMYLIN, in accordance with the Product Specifications, samples of each Batch of Product Produced pursuant to this Agreement before delivery to AMYLIN.  A certificate of analysis for each Batch of Product delivered to AMYLIN shall set forth the items tested by BAXTER, specifications, and test results.  BAXTER shall send, or cause to be sent, such certificates along with one (1) copy of the Released Executed Batch Record and associated documentation described in the Quality Agreement to AMYLIN prior to or at the same time of shipment of Product to AMYLIN and within thirty days from the completion date of capping if such Batch requires no investigations and/or additional testing.  As required by the FDA and Regulatory Authorities, AMYLIN shall assume full responsibility for final release of each lot of the Product.

9.4                                 Stability Testing.  At AMYLIN’s cost and expense, AMYLIN or a party selected by AMYLIN shall perform all stability testing required to be performed on Batches of Product.  If stability testing is performed by BAXTER, such testing shall be performed in accordance with the procedures set out in the Product-specific protocols agreed to between AMYLIN and BAXTER.

9.5                                 Permits and Licenses.  AMYLIN shall have sole responsibility, at its expense, for obtaining all permits and licenses necessary or required for the sale, marketing and commercialization of each Product Produced by BAXTER hereunder.  BAXTER shall be responsible, at its expense, to obtain and maintain all permits and licenses required for it to carry out its development, regulatory and Production obligations hereunder.

9.6                                 Regulatory Requirements.  Each party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the Production of a Product under this Agreement and which are required by the FDA, any other applicable Regulatory Authority or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements.

9.7                                 Drug Master File.  BAXTER shall file and maintain the appropriate Drug Master File (“DMF”) and related reference applications (e.g. Site Master File) for its Production of each Product hereunder in accordance with 21 CFR 314.420, as may be amended from time to time, and other regulatory requirements or required by Regulatory Authorities at BAXTER’s expense.

9.8                                 Customer Complaints and Adverse Events: AMYLIN shall maintain all customer complaint and adverse event files.  Any such complaints received by BAXTER shall be forwarded to AMYLIN.  AMYLIN shall be responsible for the review of the complaint or adverse event to determine the need for an investigation or the need to report to the applicable Regulatory Authority as required.  AMYLIN shall send to BAXTER all Product performance or manufacturing-related complaints which require investigation and shall provide to BAXTER Product which is the subject of such complaints in accordance with the Quality Agreement.  If BAXTER receives such returned samples, BAXTER shall conduct an investigation for each Product performance or manufacturing-related complaint and shall report findings and follow-up of each investigation to AMYLIN at no cost to AMYLIN.  AMYLIN shall make these complaint files available to BAXTER in the event they are required during an inspection by a Regulatory Authority.  Typical timelines are five (5) calendar days for notification and twenty-eight (28) calendar days for completion of investigations.

9.9           Changes in Manufacturing:

9.9.1                        Changes to Master Batch Records and Product Specifications.  BAXTER shall notify AMYLIN of and require written approval from AMYLIN for changes to Master Batch Records and Product Specifications prior to the Production of subsequent Batches of Product.

9.9.2                        Product-Specific Changes.  If facility, equipment, process or system changes are required of BAXTER as a result of requirements set forth by the FDA or any other Regulatory Authority, and such regulatory changes apply solely to the Production and supply of Product, then AMYLIN and BAXTER will review such requirements and agree in writing to such regulatory changes, and AMYLIN shall bear [***]% of the reasonable costs thereof.

9.9.3                        General Changes.  If such regulatory changes apply generally to Product as well as to other products produced by BAXTER for itself or for third parties, then BAXTER shall pay [***] percent ([***]%) of the reasonable cost of such regulatory changes.

9.10                           Equipment Expenses.  If BAXTER is required to obtain specialized equipment in response to a request by AMYLIN in order to Produce Product for AMYLIN, the costs of such equipment shall be paid by AMYLIN provided however, BAXTER must obtain prior written approval from AMYLIN before making such purchases.  BAXTER shall advise AMYLIN of the specialized equipment required and the estimated costs associated with the purchase and installation of such equipment.  If AMYLIN, in its sole discretion, determines that it does not desire to pay the costs for such equipment, then AMYLIN shall have the right to terminate this Agreement with respect to such Product for which such equipment is required only, on ninety (90) days prior written notice to BAXTER.  AMYLIN shall be invoiced for all approved costs after installation and acceptance of such equipment by BAXTER, and AMYLIN shall make payments within thirty (30) days of the date of invoice from BAXTER.

9.11                           Ownership of Equipment.  Upon termination or expiration of this Agreement, BAXTER, at AMYLIN’s option shall either (i) transfer possession of the specialized equipment paid for by AMYLIN to AMYLIN, or (ii) with the consent of BAXTER, which such consent shall not be unreasonably withheld or delayed, purchase such equipment by paying AMYLIN the then current book value of such equipment.  Depreciation of such equipment shall be calculated in accordance with general accepted accounting principals.

Article 10,  REGULATORY

10.1                           Regulatory Approvals.  AMYLIN will use commercially reasonable efforts to obtain Regulatory Approval of marketing licenses for Product Produced by BAXTER hereunder.  AMYLIN will advise BAXTER of document requirements in support of NDA and similar applications required of foreign governments and agencies including amendments, license applications, supplements and maintenance of such.  BAXTER will provide documents and assist AMYLIN  in preparation of submissions to Regulatory Authorities (both U.S and foreign) designated by AMYLIN in support of AMYLIN’s NDAs and similar applications required of foreign governments and licenses.  All regulatory submission preparation and maintenance performed by BAXTER for AMYLIN shall be specified in the Regulatory Plan.  Prior to submission to a Regulatory Authority mutually agreed to, AMYLIN will provide BAXTER with a copy of the appropriate parts of the CMC section for review and comment as mutually agreed between the parties.  A final copy of the appropriate

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                                                parts of the CMC section will be provided by AMYLIN to BAXTER upon submission to the Regulatory Authority.  AMYLIN shall notify BPS within three (3)  business days of receipt of an approvable letter.  Upon Regulatory Approval, AMYLIN will notify BAXTER within three (3) business days of such approval.

10.2                           Regulatory Authority Inspections.  At AMYLIN’s request, BAXTER will authorize Regulatory Authorities to review related applications on AMYLIN’s behalf.  BAXTER will notify AMYLIN within two (2) business days of all contacts with Regulatory Authorities (both written and verbal) related to Product.  BAXTER shall inform AMYLIN of the result of any regulatory inspection which affects the Production of Product, including any notice of inspection, notice of violation or other similar notice received by BAXTER affecting Production, testing, storage or handling of Product.  In the event of an FDA or other Regulatory Authority inspection which directly involves a Product, AMYLIN shall be immediately informed of the issuance of the notice of inspection within (1) business day by telephone and within two (2) business days in writing or electronically.  In the event that there are inspectional observations, AMYLIN shall be informed immediately, within (1) calendar day by telephone and within two (2) calendar days in writing or electronically and shall have the opportunity to review and provide BAXTER with comments to BAXTER’s response.  AMYLIN shall provide its comments to the response of these observations within five (5) calendar days.  The contents of BAXTER’s response shall be determined by BAXTER in its sole discretion.

Article 11,  TRADEMARKS

11.1                           AMYLIN grants to BAXTER a non-exclusive, royalty free license to use the AMYLIN Trademarks for the sole purpose of allowing BAXTER to fulfill its responsibilities under this Agreement.  Such license shall not be transferable in whole or in part.

11.2                           AMYLIN shall be solely responsible for selecting, registering and enforcing the AMYLIN Trademarks used to identify the Product and except as set forth in Section 11.1 and shall have sole and exclusive rights in such AMYLIN Trademarks.

Article 12,  REPRESENTATIONS AND WARRANTIES

12.1                           Mutual Representations.  Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2                           BAXTER Warranty.  BAXTER represents and warrants that Product, other than the OMJ Vials, shall be Produced in accordance with Product Requirements.  BAXTER represents and warrants only that the OMJ Vials will be packaged in accordance with the Project Plan.  BAXTER warrants that at the time of Release the Product, other than the OMJ Vials, shall not be adulterated within the meaning of the FD&C Act.  BAXTER represents and warrants that it has obtained (or will obtain prior to Producing Product), and will remain in compliance with during the term of this Agreement, (i) all permits, licenses and other authorizations (the “Permits”) which are required under federal, state and local laws, rules and regulations applicable to the production of products generally and (ii) all Permits applicable to the Production of Product; provided, however, BAXTER shall have no obligation to obtain Permits relating to the sale, marketing, distribution or use of Pramlintide Drug Substance or Product or with respect to the labeling of Product.  BAXTER makes no representation or warranty with respect to the sale, marketing, distribution or use of the Pramlintide Drug Substance or as to printed materials specified by AMYLIN or its consignee.

12.3                           Disclaimer of Warranties.  Except for those warranties set forth in Sections 12.1 and 12.2 of this Agreement, BAXTER makes no warranties, written, oral, express or implied, with respect to Product or the Production of Product.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BAXTER.  NO WARRANTIES OF BAXTER MAY BE CHANGED BY ANY REPRESENTATIVES OF BAXTER.  AMYLIN accepts Product subject to the terms hereof.

12.4                           AMYLIN Warranties.  AMYLIN warrants that (a) it has the right to give BAXTER any information provided by AMYLIN hereunder, and that BAXTER has the right to use such information for the Production of Product, and (b) AMYLIN has no knowledge of any (i) patents or other intellectual rights that would be infringed by BAXTER’s Production of Product under this Agreement, or (ii) proprietary rights of third parties which would be violated by BAXTER’s performance hereunder.  AMYLIN further warrants that the Pramlintide Drug Substance provided to BAXTER hereunder will (1) conform to the Pramlintide Drug Substance specifications as listed in Exhibit D and (2) not be adulterated or misbranded within the meaning of the FD&C Act.

Article 13,  LIMITATION OF LIABILITY AND WAIVER OF SUBROGATION

13.1                           Limitation of Liability.  AMYLIN’s sole and exclusive remedies for replacement of non-conforming Product are limited to those remedies set forth in Article 7.  Under no circumstances shall BAXTER or AMYLIN be liable for loss of use or profits or other collateral, special, consequential or other damages, losses, or expenses, including but not limited to the cost of cover or the cost of a recall, except as specifically set forth in Article 16, in connection with or by reason of the Production and delivery of Product under this Agreement whether such claims are founded in tort or contract.

13.2                           Waiver of Subrogation.  All BAXTER Supplied Components, equipment used by BAXTER in the Production of Product, and Product stored by BAXTER (collectively, “BAXTER Property”) shall at all times remain the property of BAXTER and BAXTER assumes risk of loss for Baxter Property up to and including the Storage Period and the Additional Storage Period or delivery to a third party storage facility.  BAXTER hereby waives any and all rights of recovery against AMYLIN and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for any loss or damage to BAXTER Property to the extent the loss of damage is covered or could be covered by insurance (whether or not such insurance is described in this Agreement). AMYLIN assumes all risk of loss for all AMYLIN Supplied Components, all Pramlintide Drug Substance supplied by AMYLIN, and all Product after the Storage Period or Additional Storage Period or delivery of the Batch to pursuant to Section 6.1 if such Pramlintide Drug Substance and Product is not stored at a third party storage facility  (collectively, “AMYLIN Property”).  AMYLIN hereby waives any and all rights of recovery against BAXTER and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for any loss or damage to the AMYLIN Property to the extent the loss or damage is covered or could be covered by insurance (whether or not such insurance is described in this Agreement).

Article 14, INDEMNIFICATION

14.1                           By AMYLIN.  AMYLIN agrees to indemnify, defend and hold harmless BAXTER and its Affiliates and their respective officers, employees and agents (“BAXTER Indemnitees”) from any loss, expense (including reasonable legal counsel fees and expenses), cost, liability or damages (“Losses”) incurred by any BAXTER Indemnitee as a result of any claim, demand, action or other proceeding by any third party (“Claim”) arising out of or related to (a) AMYLIN’s breach of any representation or warranty made by it in this Agreement, (b) the handling, possession, storage or use of Product by or on behalf of AMYLIN following delivery by BAXTER to AMYLIN,  (c) AMYLIN’s promotion, labeling, marketing, supply or sale of Product, (d) the inherent clinical and pharmacological properties of the Pramlintide Drug Substance and Product, or (e) OMJ Pharmaceuticals, Inc.’s production and supply of the OMJ Vials prior to delivery to BAXTER, except in each case to the extent BAXTER is obligated to indemnify AMYLIN with respect to such Losses under Section 14.2.

14.2                           By BAXTER.  BAXTER shall indemnify and hold harmless AMYLIN and its Affiliates and their respective officers, employees and agents (“AMYLIN

                                                Indemnitees”) from and against any and all Losses to which any AMYLIN Indemnitee may become subject as a result of any Claim arising out of or related to (a) BAXTER’s breach of any representation or warranty made by BAXTER in this Agreement or (b) the negligence or willful misconduct of BAXTER in the Production of Product, except in each case to the extent AMYLIN is obligated to indemnify BAXTER with respect to such Losses under Section 14.1 or the Losses are based on the negligence or willful misconduct of any AMYLIN Indemnitee. 

14.3                           Indemnitee Obligations.  A party (the “Indemnitee”) which intends to claim indemnification under this Article 14 shall promptly, and in any event within thirty (30) days, notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, subcontractors, or agents, intend to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure.  The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor.  Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights, or impose any obligations on the Indemnitee in order for it to exercise its rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed.  No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed.  The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall fully cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 14; provided, however that no Indemnitee shall be required to admit fault or responsibility in connection with any settlement.  The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

14.4                           Injunction.  In the event that the Production or sale of a Product is enjoined due to alleged infringement by either party of the party of the proprietary rights of a third party, BAXTER shall not be required to Produce Product and such non-Production shall not be deemed a breach of this Agreement.

Article 15,  INSURANCE

15.1                           AMYLIN Insurance.  AMYLIN shall procure and maintain, upon receipt of Regulatory Approval, during the Term of this Agreement and for a period one (1) year beyond the expiration date of Product, Commercial General Liability Insurance, including without limitation, Product Liability and Contractual Liability coverage

                                                (the “AMYLIN Insurance”).  The AMYLIN Insurance shall cover amounts not less than [***] dollars ($[***]) combined single limit and shall be with an insurance carrier reasonably acceptable to BAXTER.  BAXTER shall be named as an additional insured on the AMYLIN Insurance and AMYLIN promptly shall deliver a certificate of AMYLIN Insurance and endorsement of additional insured to BAXTER evidencing such coverage.  If AMYLIN fails to furnish such certificates or endorsements, or if at any time during the Term of this Agreement BAXTER is notified of the cancellation or lapse of the AMYLIN Insurance, and AMYLIN fails to rectify the same within ten (10) calendar days after notice from BAXTER, in addition to all other remedies available to BAXTER hereunder, BAXTER, at its option, may obtain the AMYLIN Insurance and AMYLIN promptly shall reimburse BAXTER for the cost of the same. Any deductible and/or self-insurance retention shall be the sole responsibility of AMYLIN.

15.2                           BAXTER Insurance.  BAXTER is, and shall during the Term of this Agreement remain, self-insured under the global self-insurance plan of Baxter Healthcare Corporation and its Affiliates for the type of liability that could arise under Section 14.2 of this Agreement.

Article 16,  RECALL OF PRODUCT

16.1                           In the event AMYLIN shall be required to recall any Product because such Product may violate local, state or federal laws or regulations, the laws or regulations of any applicable foreign government or agency or the Product Specifications, or in the event that AMYLIN elects to institute a voluntary recall, AMYLIN shall be responsible for coordinating such recall.  AMYLIN promptly shall notify BAXTER if any Product is the subject of a recall and provide BAXTER with a copy of all documents relating to such recall.  BAXTER shall cooperate with AMYLIN in connection with any recall.  Unless such recall is caused (a) solely by the negligence of BAXTER, (b) or to the extent such recall is due to the willful misconduct of BAXTER, or (c) such recall is caused solely by BAXTER’s breach of this Agreement, AMYLIN shall be responsible for all of the costs and expenses of such recall and shall reimburse BAXTER for its reasonable expenses (including labor) in connection with such cooperation.  In the event a recall is necessary because both (i) BAXTER has delivered a non-conforming Product to AMYLIN, and (ii) such non-conformity is solely due to the negligence or to the extent such recall is due to the willful misconduct of BAXTER, BAXTER will bear all reasonable costs associated with such recall (including but not limited to costs associated with receiving and administering the recalled Product and notification of the recall to those persons whom AMYLIN deems appropriate) in accordance with and up to a cumulative total maximum amount set forth in the chart below; notwithstanding the chart below, provided, however, in no event shall BAXTER’s liability for costs associated with such recall exceed [***] percent ([***]%) of the Purchase Price paid to BAXTER by AMYLIN for the Product which is the subject of such recall.

* Confidential Treatment Request(ed)

Number of Consignees	Recall Class (as classified by Regulatory Authority)
	I		II		III
<[***]	$	[***]	$	[***]	$ [***]
[***]	$	[***]	$	[***]	$ [***]
[***]	$	[***]	$	[***]	N/A
[***]	$	[***]	$	[***]	N/A
>[***]	$	[***] per consignee	$	[***] per consignee	N/A

Article 17,  INTELLECTUAL PROPERTY

17.1         Existing Intellectual Property.  Except as the parties may otherwise expressly agree in writing, each party shall continue to own its existing patents, trademarks, copyrights, trade secrets and other intellectual property, without conferring any interests therein on the other party. Without limiting the generality of the preceding sentence, AMYLIN shall retain all right, title and interest arising under the United States Patent Act, the United States Trademark Act, the United States Copyright Act and all other applicable foreign and domestic laws, rules and regulations in and to all Product, Pramlintide Drug Substance, Labeling and trademarks associated therewith (collectively, “AMYLIN’s Intellectual Property”).  Neither BAXTER nor any third party shall acquire any right, title or interest in AMYLIN’s Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided herein.

17.2                           Individually Owned Inventions. Except as the parties may otherwise agree in writing, all Inventions (as defined herein) which are conceived, reduced to practice, or created by a party in the course of performing its obligations under this Agreement shall be solely owned and subject to use and exploitation by the inventing party without a duty to account to the other party. For purposes of this Agreement, “Invention” shall mean information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form

* Confidential Treatment Request(ed)

                                                or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

17.3                           Jointly Owned Inventions.  All Inventions which are conceived, reduced to practice, or created jointly by the parties and/or their respective agents (i.e., employees or agents who would be or are properly named as co-inventors under the laws of the United States on any patent application claiming such inventions) in the course of the performance of this Agreement shall be owned jointly by the parties. Each party shall have full rights to exploit such Inventions for its own commercial purposes without any obligation to the other. The parties shall share equally in the cost of mutually agreed patent filings with respect to all such jointly owned Inventions. The decision to file for patent coverage on jointly owned Inventions shall be mutually agreed upon, and the Parties shall select a mutually acceptable patent counsel to file and prosecute patent applications based on such joint Inventions.

17.4                           Disclaimer.  Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, estoppel or otherwise, as: (i) a grant, transfer or other conveyance by either party to the other of any right, title, license or other interest of any kind in any of its Inventions or other intellectual property, (ii) creating an obligation on the part of either party to make any such grant, transfer or other conveyance or (iii) requiring either party to participate with the other party in any cooperative development program or project of any kind or to continue with any such program or project.

17.5                           Rights in IP.  The party owning any IP shall have the world wide right to control the drafting, filing, prosecution and maintenance of patents covering the Inventions relating to such IP, including decisions about the countries in which to file patent applications.  Patent costs associated with the patent activities described in this Section shall be borne by the sole owner.  Each party will cooperate with the other party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

17.6                           Manufacturing Process License.  BAXTER hereby grants AMYLIN a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to sublicense, to all of BAXTER’s rights in and to the means, methods, techniques, know-how, processes and procedures developed under this Agreement or the Development Agreement with respect to the manufacturing process (the “Manufacturing Process”) of Product.   BAXTER shall retain all rights in and to the means, the methods, techniques, know-how, processes and procedures developed under this Agreement or the Development Agreement with respect to the manufacturing process of any product other than Product.  BAXTER shall not enforce any intellectual property rights developed under this Agreement or the Drug

                                                Product Development and Supply Agreement against AMYLIN or its sublicensees, to use, make, have made, import, offer to sell, have sold and sell Product.

17.7                           Confidentiality of IP.  IP shall be deemed to be the Confidential Information of the party owning such IP.  The protection of each party’s Confidential Information is described in Article 18.  Any disclosure of information by one party to the other under the provisions of this Article 18 shall be treated as the disclosing party’s Confidential Information under this Agreement.  It shall be the responsibility of the party preparing a patent application to obtain the written permission of the other party to use or disclose the other party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

Article 18,  CONFIDENTIAL INFORMATION, NONDISCLOSURE AND PUBLICITY

18.1                           Confidentiality.  This Agreement, by reference, incorporates the provisions of the Confidentiality Agreement signed by AMYLIN and BAXTER on October 24, 2003, and is made a part hereof as though fully set forth herein.  To the extent there is any discrepancy between the provisions of the Confidentiality Agreement and this Agreement, the provisions of the Confidentiality Agreement shall prevail. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other.  Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information to third parties.  No provision of this Agreement shall be construed so as to preclude disclosure of Confidential Information as may be reasonably necessary to secure from any governmental agency necessary approvals or licenses or to obtain patents with respect to the Product.

18.2                           Third Party Disclosure.  BAXTER shall be permitted to disclose Product information to third party developmental and analytical services providers in connection with performance of its obligations hereunder provided such providers shall be subject to confidentiality agreements.  Either party may disclose Confidential Information of the disclosing party to those Affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided that such Permitted Recipients are bound to maintain such Confidential Information in confidence.

18.3                           Litigation and Governmental Disclosure.  Each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

18.4                           Limitation of Disclosure.  The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, and except as may be authorized in Section 18.5, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.

18.5                           Publicity and SEC Filings.  Unless the prior written consent of the other party is obtained, no party shall, except as may be required by law or regulations (including without limitation any United States Securities and Exchange Commission filings required), in any manner disclose or advertise or publish or release for publication any statement mentioning the other party or information contained in or acquired pursuant to this Agreement, or the fact that any party has furnished or contracted to furnish to the other party the items required by this Agreement, or quote the opinion of any employee of the other party.  BAXTER acknowledges that AMYLIN is required to file a Form 8-K, disclosing the existence of and the material, non-confidential terms of this Agreement.  BAXTER may communicate to its investors information to the extent made public by AMYLIN, including in its Form 8-K.  BAXTER further acknowledges that AMYLIN is required to disclose to its investors the existence of this Agreement.  Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including providing sufficient time to review requests for confidential treatment of Confidential Information of either party included in any such disclosure.

18.6                           Duration of Confidentiality.  All obligations of confidentiality and non-use imposed upon the parties under this Agreement shall expire ten (10) years after the expiration or earlier termination of this Agreement; provided, however, that Confidential Information which constitutes the trade secrets of a party shall be kept confidential indefinitely, subject to the limitations set forth in Sections 18.3 through 18.5.

Article 19,  FORCE MAJEURE

19.1                           Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) caused by an event outside the affected party’s reasonable control shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay.  Such events which are outside a party’s reasonable control shall include without limitation, acts of God; acts of public enemies; insurrections; riots; injunctions; embargoes; fires; explosions; floods; shortages of material or energy which are beyond the reasonable control of either party; delays in the delivery of raw materials which are beyond the reasonable control of either party; acts or orders of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected.  The party so affected shall give prompt notice to the other party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible.  If the period of nonperformance by BAXTER because of BAXTER force majeure conditions exceeds ninety (90) calendar days, AMYLIN may terminate this Agreement by written notice to BAXTER.  If the period of nonperformance by AMYLIN because of AMYLIN force majeure conditions exceeds ninety (90) calendar days, BAXTER may terminate this Agreement by written notice to AMYLIN.

Article 20,  NOTICES

20.1                           All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to BAXTER:	Baxter Pharmaceutical Solutions LLC
927 South Curry Pike
Bloomington, Indiana 47403
Attn: Contract Management

	Telefax No.	812-332-3079
	Telephone No.	812-333-0887

With a copy to:	Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, Illinois 60015-4633
Attn: General Counsel

	Telefax No.	(847) 948-2450
	Telephone No.	(847) 948-2600

If to AMYLIN:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive,
Suite 110
San Diego, CA 92121
John Grove
Attn: Senior Director of Manufacturing

	Telefax No.	(858) 334-1082
	Telephone No.	(858) 642-7082

With a copy to:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive,
Suite 110
San Diego, CA 92121
Attn: Vice President and General Counsel

	Telefax No.	(858) 552-1936
	Telephone No.	(858) 642-7066

Notices shall be effective on the day following the date of transmission if sent by facsimile or email, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery.  A party may change its address listed above by notice to the other party given in accordance with this section.

Article 21,  APPLICABLE LAW

21.1                           Governing Law.  In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

21.2                           Dispute Resolution.  In the event a dispute arises and the parties cannot in good faith agree on a mutually acceptable resolution, each party shall submit the dispute to their senior management, who shall in good faith endeavor to resolve such dispute.  In the event the senior management of each party cannot resolve said dispute, the parties may pursue remedies available at law or in equity.

Article 22,  ASSIGNMENT

22.1                           Neither party shall assign this Agreement or any part hereof or any interest herein to any third party (or use any subcontractor) without the written approval of the other party.  BAXTER may, without such consent, assign this Agreement to an Affiliate of BAXTER.  In addition, no consent shall be required in the case of a transfer to a wholly-owned subsidiary or transaction involving the merger, consolidation, or sale of all or substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement.  No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement.  No assignment shall relieve any party of responsibility for the performance of its obligations hereunder.

Article 23,  ALLIANCES

23.1                           Notwithstanding anything to the contrary herein, BAXTER agrees that AMYLIN shall have the right to enter into alliances with third parties who may engage in joint

                                                (with AMYLIN) or unilateral marketing and promoting of the Product or any combination of products that includes the Product.

Article 24,  TAXES

24.1                           AMYLIN shall pay all national, state, municipal or other sales, use, excise, import, property, value added, or other similar taxes, assessments or tariffs assessed upon or levied against the sale of Product to AMYLIN pursuant to this Agreement or the sale or distribution of Product by AMYLIN (or at AMYLIN’s sole expense, defend against the imposition of such taxes and expenses).  BAXTER shall notify AMYLIN of any such taxes that any governmental authority is seeking to collect from BAXTER, and AMYLIN may assume the defense thereof in BAXTER’s name, if necessary, and BAXTER agrees to fully cooperate in such defense to the extent of the capacity of BAXTER, at AMYLIN’s expense.  BAXTER shall pay all national, state, municipal or other taxes on the income resulting from the sale by BAXTER of the Product to AMYLIN under this Agreement, including but not limited to, gross income, adjusted gross income, supplemental net income, gross receipts, excess profit taxes, or other similar taxes.

Article 25,  SUCCESSORS AND ASSIGNS

25.1                           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

Article 26,  ENTIRE AGREEMENT

26.1                           This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.  The parties agree and acknowledge that the Drug Product Development Agreement dated November 7, 2003 and corresponding Development Plans and/or Project Plans thereunder between AMYLIN and BAXTER shall not be superceded by this Agreement and shall remain in full force and effect.

Article 27,  SEVERABILITY

27.1                           If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

Article 28,  WAIVER AND MODIFICATION OF AGREEMENT

28.1                           No Waiver of Agreement.  No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties hereto.  Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

28.2                           Amendment of Plans.  Each Project Plan, Regulatory Plan, and Exhibit may be amended from time to time only upon the mutual written agreement of AMYLIN and BAXTER.

28.3                           No Amendment of Agreement.  In the event that the terms of any Project Plan, Regulatory Plan, or Exhibit are inconsistent with the terms of this Agreement, this Agreement shall control, unless otherwise explicitly agreed to in writing by the parties.  No Project Plan, Regulatory Plan, or Exhibit shall be deemed to amend this Agreement.  Upon execution of any Project Plan, Regulatory Plan, or Exhibit, such Plan or Exhibit shall be deemed to be incorporated herein and by reference and made a part of this Agreement.

Article 29,  INDEPENDENT CONTRACTOR

29.1                           BAXTER shall act as an independent contractor for AMYLIN in providing the services required hereunder and shall not be considered an agent of, or joint venturer with, AMYLIN.

Article 30,  ATTORNEY’S FEES

30.1                           The successful party in any litigation or other dispute resolution proceeding to enforce the terms and conditions of this Agreement shall be entitled to recover from the other party reasonable attorney’s fees and related costs involved in connection with such litigation or dispute resolution proceeding.

IN WITNESS WHEREOF, the parties have caused this Commercial Supply Agreement to be signed by their duly authorized representatives as of the Effective Date written above.

“BAXTER”		“AMYLIN”

BAXTER PHARMACEUTICAL		AMYLIN PHARMACEUTICALS, INC.
SOLUTIONS LLC

By:	/s/ Joel Tune	By:	/s/ Gregg Stetsko

Name:	Joel Tune	Name:	Gregg Stetsko, Ph.D.
Title:	Vice President	Title:	Vice President, Operations

Exhibit A - Presentations

Product Name	BAXTER Item Code	AMYLIN Product Reference Number
Symlin 5ml Injection Vial (0.6mg/mL) — OMJ	250-102-050-500	110-01
Symlin 5ml Injection Vial (0.6mg/mL) —OMJ Professional Samples	250-102-050-501	110-04
Symlin 5ml Injection Vial (0.6mg/mL)	250-102-100-500	110-01
Symlin 5ml Injection Vial (0.6mg/mL) Professional Samples	250-102-100-502	110-04

Exhibit B — Pricing

Purchase Price

BAXTER shall charge AMYLIN the following Purchase Price for Product pursuant to Article 5.

Annual Volume	250-102-100
Units: [***] to [***]	$	[***]
Units: [***] to [***]	$	[***]
Units: [***] to [***]	$	[***]
Units: [***] to [***]*	$	[***]

*Over [***] units requires scale-up to a higher speed filling line at a unit cost to be determined.Pricing specified above assumes Production for vials on Chase-Logeman line (“Line 3”) and includes finishing activities, finished Product release testing, and assumes manual inspection.  Prices for manufacturing on any other line will be determined at a later time.  The initial per Unit price for a higher speed filling line than Line 3 will be no higher than the corresponding price for the annual volume specified above.

Annual Product Quality Review

BAXTER will produce an annual batch review/comparison summary per year for use by AMYLIN regulatory at a charge not to exceed $[***] per hour.  Such Annual Product Quality Review will be performed pursuant to the Quality Agreement.

Quality Assurance Audits

A charge not to exceed $[***] per hour will be paid to BAXTER for quality assurance audits in excess of one per year, unless related to BAXTER’s compliance status.  The hours charged will include preparation time, audit time by all BAXTER participants, and follow-up time in preparing responses.  A charge not to exceed $[***] per hour will be paid to BAXTER for physical inventory audits.  The hours charged will include preparation time, audit time by all BAXTER participants, and follow-up time in preparing responses.

Regulatory Support

A charge not to exceed $[***] per hour will be paid to BAXTER for regulatory support performed pursuant to a Regulatory Plan.

Batch Records

A charge not to exceed $[***] per hour will be paid to BAXTER for AMYLIN requested revisions to Master Batch Records in excess of one per year.  There shall be no charge for any revisions to Master Batch Records which are necessary for BAXTER to meet Regulatory Authority Requirements.  A charge of $[***] per batch record will be paid to BAXTER for

* Confidential Treatment Request(ed)

distribution of additional executed batch records in excess of one per year.

Storage of Product

A charge not to exceed $[***] per pallet per month will be paid to BAXTER for the storage of Product in excess of the Storage Period as defined in Section 3.7.1.

Storage of Components

A charge not to exceed $[***] per pallet per month will be paid to BAXTER for the storage of Components in excess of [***] months of the Rolling Forecast if requested by AMYLIN.

Raw Data

A charge not to exceed $[***] per hour will be paid to BAXTER for raw data compilation for any data compiled and requested by AMYLIN or as a result of stability studies performed by BAXTER.  There will be no charge for initial finished Product raw data which will be included in the Released Executed Batch Record for the first [***] ([***]) commercial Batches.  Notwithstanding the foregoing, raw data for rework and reprocessing or stability studies will be charged at $[***] per hour.

* Confidential Treatment Request(ed)

Exhibit C - Product Specifications

Corporate / Purchasing Specifications for Pramlintide Acetate Injection in 5 mL Vials

Specification for:                              Pramlintide Acetate Injection in 5 mL Vials, 0.6 mg/mL  LS (AC-0137-F22)

Description:                                                   [***] containing [***]% [***], [***]% [***] in [***] mM [***] (pH [***])

SPEC-090, Rev. 07                Effective: 02 May 2003

Assay	DESCRIPTION	SPECIFICATION
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]to [***] [***]
[***]	[***]	[***]% to [***]% of [***] mL
[***]	[***]	≤ [***]% ([***]) [***]
[***]	[***]	≤ [***]% [***]
[***]	[***]	[***]% to [***]% [***]
[***]	[***]	≥ [***]% [***]
[***]	Total [***]	≤ [***]% [***]
[***]	Individual [***]	≤ [***]% [***]
[***]	[***]	≤ [***] ≥ [***] μm ≤ [***] ≥ [***] μm [***]
[***]	[***]	≥ [***]% [***]
[***]	Total [***]	≤ [***]% [***]
[***]	Individual [***]	≤ [***]% [***]
[***]	[***]	[***] to [***]/kg [***]
[***]	[***]	≤ [***] Daltons
[***] or [***]	[***]	[***]
[***] or [***]	[***]	< [***] EU/mL

* Confidential Treatment Request(ed)

* Client methods are equivalent to BAXTER SOP’s.

Exhibit D — Raw Material and Component Specifications

                Formulation and Raw Material Details

BAXTER Item No.	Material	Supplier	Supplier Location	Specification	Vendor Assurance
[***]	[***]	[***]			[***]

[***]		[***]	[***]
[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Manufacturing Consumables

BAXTER Item No.	Material	Supplier	Supplier Location	Specification	Vendor Assurance
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

* Confidential Treatment Request(ed)

Primary Component Specifications

BAXTER Item No.	Material	Supplier	Supplier Location	Specification	Vendor Assurance
[***]	[***]	[***]	[***]	[***	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

* Confidential Treatment Request(ed)

Packaging Material Specifications

BAXTER Item No.	Material	Supplier	Supplier Location	Amylin Specification	Vendor Assurance
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***	[***]	[***]	[***]

* Confidential Treatment Request(ed)

Exhibit E - Regulatory Authorities

United States

European Union

Exhibit F -  Annual Obligation

YEAR	ANNUAL OBLIGATION
Year One	0 Units
Year Two	[***] Units
Year Three	[***] Units
Year Four	[***] Units
Year Five	[***] Units

For purposes of the Annual Obligation, “Year One” shall mean the calendar year in which the Agreement is executed, “Year Two” shall mean the year following the calendar year in which this Agreement is executed, etc. . .

* Confidential Treatment Request(ed)

Exhibit G — OMJ Vial Finishing

BAXTER has received and performed a gross inspection of [***] ([***]) lots equaling [***] OMJ Vials.  BAXTER has also performed ID testing, using test method [***], on each of the lots received.  Upon receiving a purchase order from AMYLIN, pursuant to Section 4.2 of the Commercial Supply Agreement, BAXTER will schedule, label, package and ship each finished lot of OMJ Vials as specified in the Project Plans.  The pricing for the finishing of such vials shall be at a charge of $[***] per Unit.

* Confidential Treatment Request(ed)